Exhibit 10.1

FIRST AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 24, 2003, is by and between CARBON ENERGY CORPORATION (USA), a Colorado corporation (“Borrower”), and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association (“BOK”).

RECITALS

A.                  Borrower and BOK entered into an Amended and Restated Credit Agreement dated as of December 31, 2002 (the “Credit Agreement”), in order to set forth the terms upon which BOK would make advances to Borrower, issue letters of credit at the request of Borrower and extend credit to Borrower in connection with Borrower’s hedging activities and by which such advances, letters of credit and credit extensions would be governed and repaid.  Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

B.                    Borrower and BOK desire that this Amendment be executed and delivered in order to amend certain terms and provisions of the Credit Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                             Credit Agreement.  The Credit Agreement shall be, and hereby is, amended as follows as of the date hereof:

(a)                                            By substituting the following for the definition of “Borrowing Base” in Section 1.1 on page 2 of the Credit Agreement:

“Borrowing Base” means, at any time prior to the Maturity Date, the aggregate loan value of all Borrowing Base Properties, as determined by BOK in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as BOK customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that the Borrowing Base for the time period from March 25, 2003 through the ensuing redetermination or reduction of the Borrowing Base pursuant to Section 2.9 below shall be $14,000,000, unless Borrower and BOK hereafter mutually agree upon a different amount.

(b)                                           By substituting the following for the definition of “Borrowing Base Period” in Section 1.1 on page 2 of the Credit Agreement:

“Borrowing Base Period” means: (a) the time period from the date of this Agreement through March 24, 2003; (b) the time period from March 25, 2003 through November 30, 2003; (c) thereafter, each six-month period beginning on June 1 or December 1 of each year, until the June 1 or December 1 most nearly preceding the Maturity Date; and (d) thereafter, the time period from the June 1 or December 1 most nearly preceding the Maturity Date through the Maturity Date.

(c)                                            By substituting the following for the definition of “Maximum Loan Amount” in Section 1.1 on page 8 of the Credit Agreement:

“Maximum Loan Amount” means $14,000,000; provided that, upon the request of Borrower, BOK may, in its sole discretion and upon such terms and conditions as BOK may determine, increase said amount to an amount not greater than $40,000,000 by giving written notice of such increase to Borrower, but nothing contained in this Agreement, the Note or any other Loan Document shall be deemed to commit or require BOK to grant any such increase.

2.                               Loan Documents.  All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.

3.                               Conditions Precedent.  The obligations of the parties under this Amendment are subject, at the option of BOK, to the prior satisfaction of the condition that Borrower shall have delivered to BOK the following (all documents to be satisfactory in form and substance to BOK and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than BOK):

(a)                                            This Amendment.

(b)                                           A Consent of Guarantor in the form of Exhibit A attached hereto and made a part hereof.

(c)                                            Any and all other loan documents required by BOK, including without limitation any and all amendments to the Security Documents as may be required by BOK.

4.                              Certification by Borrower.  Borrower hereby certifies to BOK that, as of the date of this Amendment, except as previously disclosed by Borrower to BOK: (a) all of Borrower’s representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrower has performed and complied with all agreements and conditions required to be performed or complied with by Borrower under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred under the Credit Agreement.

5.                              Continuation of the Credit Agreement.  Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Credit Agreement, the terms of this Amendment shall control.

6.                              Expenses.  Borrower shall pay all expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all fees and expenses of the attorney for BOK and any and all filing and recording expenses.

7.                              Miscellaneous.  This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

EXECUTED as of the date first above written.

BANK OF OKLAHOMA, NATIONAL ASSOCIATION

By:
Thomas M. Foncannon,
Senior Vice President

CARBON ENERGY CORPORATION (USA)

By:
Kevin D. Struzeski,
Chief Financial Officer

EXHIBIT A

CONSENT OF GUARANTOR

THIS CONSENT OF GUARANTOR (this “Consent”), dated as of March 24, 2003, is from CARBON ENERGY CORPORATION, a Colorado corporation (“Guarantor”), to BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association (“BOK”).

RECITALS

A.                 Guarantor has executed and delivered to BOK a Guaranty dated as of December 31, 2002 (the “Guaranty”), to guaranty certain obligations of Carbon Energy Corporation (USA) (“Borrower”) to BOK under or in connection with an Amended and Restated Credit Agreement dated as of December 31, 2002 (the “Credit Agreement”).

B.                   The Credit Agreement is being amended pursuant to a First Amendment of Amended and Restated Credit Agreement of even date herewith (the “Amendment”), between Borrower and BOK.

C.                   The parties desire that Guarantor consent to the modifications of the Credit Agreement being made pursuant to the Amendment.

CONSENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby consents to the transactions set forth in and contemplated by the Amendment, including without limitation the change in the “Maximum Loan Amount” (as defined in the Credit Agreement) and the “Borrowing Base” (as defined in the Credit Agreement) to $14,000,000.

This Consent may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  Guarantor hereby ratifies the Guaranty.

EXECUTED as of March 24, 2003.

CARBON ENERGY CORPORATION

By:
,

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